Exhibit 23.2

Consent of Independent Registered Public Accounting Firm -

The Board of Directors and Stockholders
Chembio Diagnostic Systems, Inc.

We consent to use of our report dated March 8, 2012, with respect to the consolidated financial statements included in Chembio Diagnostic Systems, Inc. 2011 Annual Report on Form 10-K, as amended on Form 10-K/A filed on January 3, 2013, incorporated by reference herein, and to the reference to our firm under the heading “Experts” in the prospectus/registration statement.

BDO USA, LLP

/s/ BDO USA LLP

Melville, New York
January 18, 2013